UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2021

OWC Pharmaceutical Research Corp.

(Exact name of registrant as specified in its charter)

Delaware	0-54856	98-0573566
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2 Ben Gurion Street, Ramat Gan, Israel 4514760

(Address of Principal Executive Offices) (Zip Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Changes in Control of Registrant.

On December 13, 2020, Pursuant to Section 5(g) of the Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock, Discover Growth Fund, LLC waived the 4.99% limitation on beneficial ownership provided for therein. The notice was effective on February 16, 2021, sixty-one calendar days after the date of such notice.

On February 26, 2021, the Series A Preferred stockholder executed a majority written consent of stockholder to remove Ziv Turner as the sole director of the Company, and to appoint David Kugelman as the sole director of the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2021, Ziv Turner was removed as the sole director of the Company, and David Kugelman was appointed as the sole director of the Company.

On March 2, 2021, Zvi Ritterband was removed as the sole director of the Company’s wholly-owned Israeli subsidiary, One World Cannabis Ltd., and David Kugelman was appointed as the sole director of the subsidiary.

Mr. Kugelman, age 56, is the President of Atlanta Capital Partners, LLC, a private equity and investor relations consulting firm, and the Publisher of the small-cap stock newsletter, OTC Stock Review. Mr. Kugelman has been in the Investment industry since 1986 and has held the National Association of Securities Dealers Series 7, 24, 63, and 66 licenses, as well as the Certified Financial Manager designation. In the past, he has worked for Thomson McKinnon, Bear Stearns, and Merrill Lynch, as well as two regional Investment Banking Firms. In addition to managing investments for both individuals and corporate clients, Mr. Kugelman structured transactions servicing middle market institutional funds by providing corporate clients access to public financial markets including external funding, strategic alliances, restructurings, acquisitions, and business strategy formation.

At Merrill Lynch, Mr. Kugelman was a Financial Advisor and Investment Advisor Representative working mainly with middle market institutional funds, corporations, family offices and Defined Benefit plans. Acting in a financial advisory role, he specialized in retirement and estate planning, tax and asset strategies, philanthropic vehicles, and banking and lending services. A fondness for the pursuit of growth-stocks prompted Mr. Kugelman to leave Merrill Lynch in February, 2003 and formed Atlanta Capital Partners, LLC.

As President of Atlanta Capital Partners, LLC, Mr. Kugelman has provided strategic business planning and public relations services to a diverse number of small and large public and privately held companies. Atlanta Capital Partners, LLC takes a unique approach to investor relations by becoming an investor in a company. Drawing on over 30 years of contacts in the investment industry, Mr. Kugelman has carefully built relationships worldwide with Retail Brokerage Firms, Investment Bankers, Analysts, Fund Managers, and Independent Investors by introducing them to undiscovered opportunities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OWC Pharmaceutical Research Corp.

By:	/s/ David Kugelman
Name:	David Kugelman
Title:	Chairman of the Board of Directors

Date: March 5, 2021